Exhibit 21
                                                                 to Form 10-K







                                 SUBSIDIARIES

                                      OF

                         A. P. GREEN INDUSTRIES, INC.





Name                                       								Jurisdiction Incorporated

----------------------------------------------     -------------------------

APG Foreign Sales Corporation				                       	Virgin Islands

APG Lime Corp.					                                    		Delaware

A. P. Green Refractories (Canada) Ltd.		                	Canada

 	1086215 Ontario Inc.				                              	Canada

A. P. Green Refractories, Inc.			                       	Delaware

 	A. P. Green de Mexico S.A. de C.V.		                  	Mexico

 	Lanxide ThermoComposites, Inc.		                      	Delaware

  		Chiam Technologies, Inc.			                          Ohio

A. P. Green Refractories Limited	                     			United Kingdom

 	Liptak Bradley Limited				                            	United Kingdom

APG Refractories Corp.			                             			Delaware

 	INTOGREEN Co. (a partnership)		                       	Missouri

Detrick Refractory Fibers, Inc.		                      		Mississippi

PT AP Green Indonesia				                              		Indonesia